Exhibit 21.1



                         SUBSIDIARIES OF THE REGISTRANT



                                                        Jurisdiction of
                 Company:                                  formation:
                 --------                                  ----------
            Marker Deutschland GmbH                        Germany
            Marker USA                                     Utah
            Marker Japan Co. Ltd.                          Japan
            Marker Austria GmbH                            Austria
            Marker Canada, Ltd.                            Canada
            Marker Ltd.                                    Utah
            Marker AG                                      Switzerland
            DNR USA, Inc.                                  Delaware
            DNR North America, Inc.                        Delaware
            DNR Japan Co. Ltd.                             Japan
            DNR Sportsystem, Ltd.1                         Switzerland



            1 Was an 80% owned Subsidiary of Marker AG until September 1, 1998